COBBLESTONE COURT SHOPPING CENTER

                                 SALE AGREEMENT

         THIS SALE AGREEMENT is made and entered into as of 28th day of January, 2000, by and between Nooney Real Property Investors-Four, L.P. a Missouri Limited Partnership ("Seller") and Farrington Properties, Inc., a Minnesota corporation ("Buyer"), upon the following terms and conditions:

         1. PROPERTY. Seller agrees to sell and Buyer agrees to purchase certain land located in the City/County of Burnsville, State of Minnesota, commonly known as Cobblestone Court Shopping Center, and more particularly described in Exhibit AA" attached hereto, and all rights and appurtenances relating thereto (the "Property"). The sale of the Property shall include all existing improvements thereon, all personal property owned by Seller and used in the maintenance and operation of the Property, as well as a written assignment of all of Seller's interest in all of the leases and all service and maintenance contracts, equipment leases and other contracts related to the Property (the "Contract"), all of which Seller warrants to be free of all liens and encumbrances, except for the following encumbrances: those shown on the Commitment for Title Insurance, issued by Commonwealth Land Title Insurance Company (the "Title Company"), with an effective date of August 12, 1999 at 8:00 a.m. (File No. 101894). The Contracts shall be assigned and assumed at the Closing pursuant to an assignment and assumption agreement reasonably acceptable to Seller and Buyer, which shall provide that Seller is responsible for all obligations under the Contracts arising prior to the Closing and Buyer is responsible for all obligations under the Contracts arising on or after the Closing.

         2. PURCHASE PRICE. The total purchase price payable by Buyer to Seller for the Property shall be FIVE MILLION ONE HUNDRED THOUSAND AND NO/100THS DOLLARS ($5,100,000.00) ("Purchase Price"), payable as follows:

             Earnest Deposit deliver to the Title Company
             with this Agreement, to be held in an interest-
             bearing trust account:                               $ 100,000.00

             Additional Earnest Deposit, to be delivered to
             the Title Company and held in the same interest-
             bearing trust account as the original Earnest
             Deposit, if Buyer elects to postpone the
             Closing pursuant to Section 8 below:                 $ 100,000.00

             Cash to be paid at Closing:                     The balance of the
                                                                Purchase Price

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         Except as may be provided  herein,  payment of the Purchase Price shall be made by a wire transfer of immediately available federal funds.

         3. EARNEST DEPOSIT. The Earnest Deposit shall be held in an interest-bearing trust account with the Title Company under the Title Company's standard earnest money escrow agreement. If the sale is closed, the Earnest Deposit shall be credited against the Purchase Price. If the sale is not closed by the date fixed therefor, the Earnest Deposit shall be forfeited or refunded pursuant to the terms of this Agreement

         4. DUE DILIGENCE PERIOD. Buyer shall have fifteen (15) days after the date hereof (the "Due Diligence Period") to investigate and test the Property and examine the Contracts and such records and documents as Seller has made available to Buyer prior to the date hereof or which Seller has in its possession and Buyer may reasonably request from Seller. Seller shall allow Buyer, and Buyer's agents, access to the Property at all reasonable times for the purpose of Buyer's investigation and testing. Buyer shall pay all costs and expenses of such investigation and testing, shall restore the Property, and shall hold Seller and the Property harmless from all costs

                                       1

and liabilities relating to Buyer's activities. If Buyer is not satisfied with the condition of the Property, or Buyer's review of the Contracts or such records and documents. Buyer may terminate this Agreement by giving written notice thereof to Seller on or before the end of the Due Diligence Period, in which event the Earnest Deposit and accrued interest thereon shall be refunded to Buyer, and neither party shall have any further liability hereunder. If Buyer does not terminate this Agreement on or before the end of the Due Diligence Period, Buyer's right to terminate based on the condition of the Property or the contents of the Contracts or such records and documents shall be deemed waived except as otherwise provided in Sections 11 and/or 12 hereof.

         5. ESCROW. At the election of either Buyer or Seller, and at such party's expense, the sale shall be closed in escrow in the offices of the Title Company. Seller and Buyer shall deliver at Closing such evidence or documents as may be reasonably required by the other party or the Title Company evidencing the status and capacity of Seller and Buyer, the authority of the person or persons who are executing the various documents on behalf of the parties to this Agreement, and such other documents and instruments as may be reasonably or routinely required by the Title Company to consummate the sale. Seller shall deliver at the Closing a standard seller's affidavit in a form sufficient to permit the Title Company to delete the standard exceptions for parties in possession (except for tenants under the Contracts) and mechanic's liens.

         6. COSTS. Seller shall pay: (i) one-half (2) of the Closing costs of the Title Company (but not any costs for title insurance premiums or any special endorsements); (ii) costs of the preparation or copying of any due diligence documents required under this Agreement; (iii) Broker's commissions; (iv) deed stamp tax; (v) the cost of the title commitment referred to in Section 1 above,
(vi) costs of recording documents required to establish title in the manner required by this Agreement (excluding the cost of recording the Warranty Deed to


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be given by Seller under this  Agreement), and (vii) all other costs customarily borne by sellers of real property in the general Minneapolis, Minnesota metropolitan area.

         Buyer shall pay: (i) one-half (2) of the Closing costs of the Title Company; (ii) charges for any title insurance premiums and any special endorsements; (iii) costs of the preparation of any Buyer Documents; (iv) all costs related to Buyer's review of Seller's due diligence documents, (v) all, sales taxes or similar taxes and fees, and all recording costs (except as provided in the preceding paragraph) excluding deed stamp tax; and (vi) all other costs customarily borne by buyers of real property in the general Minneapolis, Minnesota metropolitan area.

         7.  PRORATIONS.   All  utilities,   Contracts,  and  other  rights  and
obligations of the Property commonly prorated upon the sale of the real property, shall be prorated as of the date of Closing, on the basis of a 365-day year. Buyer assumed to be the owner of the Property for the entire date of Closing, both as to income and expenses. Real estate taxes and assessments will be prorated on a payable, not assessed, basis (i.e. The real estate taxes and assessments to be prorated upon Closing will be based on the amount due in the calendar year 2000.) Unpaid rents and other charges payable to Seller (as landlord of the Property), which are thirty (30) days or less outstanding shall be prorated as of the date of Closing, with Seller to receive full credit therefor, unpaid rents and other charges delinquent over thirty (30) days shall not be prorated but shall be collected by Seller. Buyer shall receive a credit against the Purchase Price for the amount of any security deposits or escrows held by Seller for the benefit of any tenants or contractors in connection with the Property. There shall be no prorations made with respect to any insurance carried on or with respect to the Property. If any required prorations cannot be calculated accurately on the date of Closing, then the same shall be estimated, based upon prior known amounts; all such proration obligations to be final, binding, and conclusive as of the Closing.

         8. CLOSING. The sale shall close at office of the attorney for Buyer's lender on the business day closest to the date forty-five (45) days after the end of the fifteen (15)-day due diligence period set forth above, or on such earlier date as Buyer shall request on at least two (2) business days' notice to Seller. Buyer may postpone the Closing for up to an additional forty-five (45) days by giving written notice thereof to Seller at least five (5) business days before the end of the first forty-five (45)-day period described in the preceding sentence, provided Buyer simultaneously pays an additional $100,000.00 Earnest Deposit to the Title Company, as provided above. Time is of the essence for all obligations under this Agreement.

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         9. TITLE.  Seller shall convey title by special warranty deed,  subject to general taxes and assessments payable in the current year and thereafter, and subject to the exceptions to title referred to in items 9, 10, 12, 13 an 14 of Schedule B to the Commitment for Title Insurance referred to in Section 1 above
(collectively,  "Permitted  Exceptions").   Buyer  shall  use  the Title Company

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referred to in Section 1 above for  its  owner's  and  mortgagee's  policies  of title insurance. Buyer acknowledges that the easements described on Exhibit A may not be appurtenant easements and shall rely on the Title Company alone with respect to whether such easements are appurtenant easements. The special warranty deed given by Seller at Closing shall be deemed to include the acknowledgment set forth in the preceding sentence.

         10. REPRESENTATIONS AND WARRANTIES. Except as specifically set forth in this Agreement, Seller makes no representations or warranties with respect to the Property; it being acknowledged that Buyer shall accept the Property in its present AS IS condition. Seller represents and warrants that Seller has the legal capacity and authority to execute and deliver this Agreement and all instruments to consummate the Closing of the sale of the Property; except as set forth in the Title Commitment, Seller has no knowledge that any person other than Seller has any right, title or interest in and to the Property; that to the best of Seller's knowledge, there are no causes of action, suits or judgments against Seller or the Property which would delay or prohibit the sale; there are no Contracts for and with respect to the Property which have not been disclosed to Buyer in writing, and which are or may become a lien against the Property or an obligation of the Buyer upon Closing; and to the best of Seller's knowledge, Seller has received no written notices of any pending or threatened condemnation, disconnection of any existing utilities, or any hazardous substances upon the Property. Seller certifies and warrants that Seller does not know of any "wells" on the Property within the meaning of Minn. Stat. ss. 1031; this representation is intended to satisfy the requirements of that statute. Solely for purposes of satisfying the requirements of Minn. Stat. ss.115.55 Seller represents that there is no "individual sewage treatment system" (within the meaning of that statute) on or serving the Property. Buyer represents and warrants that Buyer has the legal capacity and authority to execute and deliver this Agreement and all instruments to consummate the Closing of the sale of the Property; and to the best of Buyer's knowledge, there are no causes of action, suits or judgments against Buyer which would delay or prohibit the sale.

         11.  CONDITIONS TO CLOSE.  The following are conditions to the Closing:
(i) there shall be no material change in the condition of the Property from the Effective Date through the Closing date with respect to any matter of title;
(ii) all of the representations and warranties of Seller and Buyer shall be materially true as of the date of Closing; (iii) there shall be no material change in any law affecting the Property or any current use thereof; and (iv) Seller shall deliver title to the Property to Buyer at Closing in the condition required by Section 9 of this Agreement. If the foregoing conditions are not satisfied (or waived by Buyer) on or before the Closing, Buyer may terminate this Agreement by giving written notice to Seller on or before the scheduled date of Closing, in which event the Earnest Deposit and accrued interest thereon shall be refunded to Buyer and neither party shall have any further liability hereunder.

         12.      CASUALTY  AND  CONDEMNATION.    If  after  this  Agreement  is

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executed  the Property is  materially  damaged by casualty or Seller is notified that all or a portion of the Property shall be taken in condemnation, Buyer shall have the right to terminate this Agreement, provided Buyer notifies Seller in writing no later than thirty (30) days after Buyer receives actual knowledge of such casualty or notice of condemnation, in which event the Earnest Deposit and all accrued interest thereon shall be refunded to Buyer and neither party shall have any further liability hereunder. In the event Buyer fails to terminate this Agreement within said thirty (30) days, it shall be deemed that Buyer shall accept the Property subject to such casualty and/or condemnation, and Buyer shall be entitled to receive all insurance, if any, carried by Seller for and with respect to such damage, or as applicable, any condemnation award.

         13. DEFAULT. In the event that the sale of the Property does not Close because of Seller's failure to perform any of Seller's obligation under this Agreement, then Seller shall be in default hereunder. In the event of any such default, Buyer shall have the right to terminate this Agreement upon written notice to Seller, whereupon the Earnest Deposit together with any accrued interest thereon shall be returned to Buyer. Alternatively, Buyer shall have the right to exercise any and all remedies which Buyer may have against Seller, whether at law, in equity or pursuant to this Agreement including, without limitation, the rights to compel specifically performance by Seller.

                                       3

         In the event that the sale of the Property does not Close because of Buyer's failure to perform any of Buyer's obligations under this Agreement, then Buyer shall be in default hereunder. In the event any such default, Seller shall have the right to terminate this Agreement upon written notice to Buyer, whereupon the Earnest Deposit together with any accrued interest thereon shall be delivered to Seller. Alternatively, upon any termination of this Agreement, Seller shall have the right to exercise any and all remedies which Seller may have against Buyer, whether at law, in equity or pursuant to this Agreement, including, without limitation, the right to compel specific performance by Buyer.

         Notwithstanding the foregoing provisions, if either Buyer or Seller become in default of any term or condition of this Agreement, then prior to either party exercising its rights or remedies permitted under this Agreement, the party (the "Non-Defaulting Party") claiming such default, shall notify the other party (the "Defaulting Party") in writing, setting forth in reasonable details the nature of such default. The Defaulting Party shall then have five
(5) business days after receipt of such notice in which to cure such default to the reasonable satisfaction of the Non-Defaulting Party. If the Defaulting Party does not cure such default to the reasonable satisfaction of the Non-Defaulting Party within the said five (5) business day period, the Non-Defaulting Party shall then have the full right to proceed with its remedies as permitted under this Agreement.

         14. NOTICES. Any notices, required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if sent by facsimile or by a nationally recognized commercial overnight courier service, or if deposited in the United States mail, certified or

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registered,  postage   prepaid,   return   receipt   requested.   Any  facsimile
transmission shall be followed by notice either by overnight courier or certified or registered mail, as provided above. Notice shall be deemed made on the date of facsimile transmission, on the date of delivery to the overnight courier or upon mailing in the manner provided above.

         Seller:

         Nooney Real Property Investors-Four, L.P.
         A Missouri Limited Partnership
         c/o Maxus Properties
         1100 Main, Suite 2100
         Kansas City, MO 64105
         Attention: President
         FAX NO. 816-221-1829

         Buyer:

         Farrington Properties, Inc.
         530 Ford Centre
         420 North Fifth Street
         Minneapolis, MN 55401
         Attention: Mr. Bradley J. Schafer
         FAX NO. 612-359-5858

         Any party may change its address for the purpose of receiving notices by delivering written notice to the other party in the manner aforesaid.

         15. BROKER'S COMMISSIONS. The parties warrant that they have dealt with no broker or other person claiming a commission in connection with this transaction ("Broker") other than United Properties Brokerage LLC (representing Seller) and none (representing Buyer); and each party shall hold the other party harmless for any breach of such warranty. Seller shall be liable for any commissions payable to the aforesaid Broker(s). Buyer and Seller each acknowledge and agree that no Broker to this transaction has made any representations or warranties with respect to the Property or the use thereof, and each party hereby releases the Broker(s) from all liability incurred by the Buyer or Seller as a result of any investigation or failure to investigate the Property, or the failure of this sale to Close.

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         16.  EFFECTIVE  DATE. The Effective Date of this Agreement shall be the last date that all signatures and required initials have been secured from Seller and Buyer.


         17.      INTENTIONALLY DELETED.

         18.      MISCELLANEOUS.

                  (a) Further Assurances. Each of the parties hereto at the reasonable expense of the requesting party shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

                  (b) Exhibits, Schedules and Other Documents. All exhibits attached hereto and or otherwise referred to herein are hereby incorporated in this Agreement by reference as though set forth at length.

                  (c) Separate Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed to be an original, and all of which together shall constitute and be one and the same instrument.

                  (d) Invalidity of Provisions. If any provision of this Agreement is found to be invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such provision shall not affect the validity and enforceability of the remaining provisions hereof.

                  (e) Terms. The term "business days" shall mean the period between 9:00 a.m. and 5:00 p.m. local time of any day of the year except Saturdays, Sundays, and legal holidays as established by the appropriate authorities of the State of Minnesota. The plural shall constitute the singular, and vice versa; the masculine shall constitute the feminine, and vice versa.

                  (f) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns in interest of the parties hereto. However, the aforesaid shall not constitute the Seller's consent to any assignment of this Agreement by Buyer, all such consent being expressly denied without Seller's separate written approval. Notwithstanding the foregoing, Seller hereby consents to one or more assignments of this Agreement by Buyer or its assignees at or before the Closing to one or more affiliates of the Buyer so long as such assignee or assignees fully perform Buyer's obligations hereunder at Closing. No such assignments shall relieve the Buyer of its obligations hereunder. This Agreement contains the entire agreement and understanding between the parties, and all prior agreements and understandings regarding the subject mater of this Agreement are merged herein. No addition, modification or amendment of any term or provision of this Agreement shall be effective, unless it is in writing and is signed by both Buyer and Seller. All representations and warranties contained in this Agreement shall survive the Closing for a period of one (1) year.

                  (g) Mutual Indemnification. Seller shall indemnify and hold Buyer harmless from all liabilities (including reasonable attorneys' fees

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in defending against claims) arising out of claims by third parties relating  to acts or occurrences on, at or with respect to the Property (including, without limitation, the leases and contracts assigned to Buyer hereunder) which accrue on or before the Closing. Buyer shall indemnify and hold Seller harmless from all liabilities (including reasonable attorneys' fees in defending against claims) arising out of claims by third parties relating to acts or occurrences on, at or with respect to the Property (including, without limitation, the leases and contracts assigned to Buyer hereunder) which accrue after the Closing.

         19. CONTINGENCY. Buyer's obligation to close the purchase of the Property is contingent upon Seller delivering to Buyer subordination, non-disturbance and attornment agreements (the "SNDA's") and estoppel letters (the "Estoppels") from all of the tenants of the Property in a form reasonably required by Buyer's lender. If Seller is unable to deliver such SNDA's and Estoppels to Buyer on or before the Closing, Buyer may terminate this Agreement by giving written notice to Seller on or before the scheduled date of Closing, in which event the Earnest Deposit and accrued interest thereon shall be refunded to Buyer and neither party shall have any further liability hereunder. If Buyer

                                       5

does not deliver the SNDA's and Estoppels to Seller in the form required by Buyer's lender on or before the end of the Due Diligence Period or if Seller does not believe Seller will be able to obtain the execution of the SNDA's and the Estoppels in such form from all of the tenants of the Property, Seller may terminate this Agreement by giving written notice to Buyer on or before the end of the Due Diligence Period, in which event the Earnest Deposit and accrued interest thereon shall be refunded to Buyer and neither party shall have any further liability hereunder. If this Agreement is terminated for any reason, Buyer agrees to execute and deliver to Seller a quit claim deed releasing any right, title or interest in the Property.

         WHEREFORE, the parties have executed this Agreement as of the day and year first above written.


BUYER:                            SELLER:

FARRINGTON PROPERTIES, INC.       NOONEY REAL PROPERTY
                                  INVESTORS-FOUR, L.P.
                                  A Missouri Limited Partnership

By: /s/Bradley J. Shafer          By: /s/Daniel W. Pishny

Title: Secretary                  Title: President of Maxus Capital Corp., G.P.

Date: 1/28/2000                   Date: 1-28-00

                                    EXHIBIT A

                          Legal Description of Property

Lot 4, Block 2, Federal Land Company First Addition, according to the plat thereof now on file and of record in the office of the County Recorder within and for Dakota County, Minnesota.

Together with a permanent easement per Document No. 543023 filed of record on August 10, 1979, Dakota County Recorder, for storm sewer and for Utility purposes over, under and across a 10' wide strip of land in Lot 3, Block 2, Federal Land Company First Addition, according to the recorded plat thereof, being the Westerly 10' of the Easterly 20' of said Lot 3.

Together with and subject to a permanent easement per Document No. 543022 filed of record on August 10, 1979, Dakota County Recorder for sanitary sewer and for utility purposes over, under and across that part of Lots 3 and 4, Block 2, Federal Land Company First Addition, according to the recorded plat thereof lying Southwesterly of the following described line:

         Commencing at the Southerly most corner of said Lot 3; thence North 61(degree) 25' 56" West, assumed basis for bearings, along the Southwesterly line of said Lot 3, a distance of 155.52 feet; thence North 28(degree) 34 04" East, 20.00 feet to the point of beginning of the line herein described; thence North 49(degree) 43' 29" West, 266.31 feet to a point in a line 20.00 feet Northeasterly of, measured at a right angle to the Southwesterly line of said Block 2 and there terminating.

Together with and subject to:

Rights and obligations of that declaration of easements dated March 27, 1981, filed of record April 13, 1981, with the Dakota County Recorder, as Document No. 579350.

AND

Outlot D, Federal Land Company Second Addition, according to the plat thereof on file and of record in the office of the County Recorder, Dakota County, Minnesota.


                                        7

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